QKL Stores Inc. Announces Reporting Date for Fourth Quarter and Full Year 2010 Financial Results

Daqing, China, March 30, 2011 – QKL Stores Inc. (the “Company”) (Nasdaq: QKLS), a leading regional supermarket chain in Northeastern China, today announced that the Company will report its fourth quarter and full year 2010 financial results before the market open on Thursday, March 31, 2011.

Management will host a conference call at 8:30 am ET on Thursday, March 31st.  Listeners may access the call by dialing # 1-719-457-2605. To listen to the live webcast of the event, please go to http://www.viavid.net.  Listeners may access the call replay, which will be available through April 7th, by dialing # 1-858-384-5517, passcode: 5288532.

About QKL Stores Inc.:

Based in Daqing, China, QKL Stores Inc. is a leading regional supermarket chain company operating in Northeastern China. QKL Stores sells a broad selection of merchandise, including groceries, fresh food, and non-food items, through its retail supermarkets, hypermarkets and department stores; the company also has its own distribution centers that service its supermarkets. For more information, please access the Company’s website at: www.qklstoresinc.com.

Contact Information

QKL Stores Inc. In China:	ICR, Inc. In U.S.:
Mike Li, Investor Relations	Bill Zima
+86-459-460-7987	+1-203-682-8233